EXHIBIT 4.15

[Form of Restricted Stock Issuance Agreement dated February 1, 2010]

PEREGRINE PHARMACEUTICALS, INC.

[Plan Year] STOCK INCENTIVE PLAN
STOCK ISSUANCE AGREEMENT

This Stock Issuance Agreement (this “Agreement”) is entered into between Peregrine Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and [First and Last Name] (the “Grantee”), as of [Grant Date] (the “Date of Grant”).

RECITALS

A.   The Company has adopted the Peregrine Pharmaceuticals, Inc. [Plan Year] Stock Incentive Plan, as amended (the “Plan”), to allow the Company to make grants that will provide an incentive to attract and retain eligible individuals whose services are considered unusually valuable by providing them an opportunity to have a proprietary interest in the success of the Company.

B.   The Company believes that entering into this Agreement with Grantee is consistent with the above stated purposes.

C.    Any capitalized term not otherwise defined will have the meaning ascribed to it in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants and conditions in this Agreement and for other good and valuable consideration, the Company and Grantee agree as follows:

1.   GRANT OF RESTRICTED SHARES.

Subject to the terms of this Agreement, pursuant to action taken by the Compensation Committee of the Company’s Board of Directors on [Grant Date], the Company hereby grants [Restricted Shares] shares (the “Restricted Shares”) of the Company’s common stock (the “Common Stock”) to Grantee.  The delivery of any documents evidencing the Restricted Shares granted pursuant to this Agreement shall be subject to the provisions of Section 3.E below.

2.   RIGHTS OF GRANTEE.

Subject to the provisions of this Agreement and the Plan, upon the issuance by the Company to Grantee of any Restricted Shares pursuant hereto, Grantee will become a stockholder with respect to all of the Restricted Shares granted to Grantee pursuant to Section 1 and will have all of the rights of a shareholder in the Company with respect to such Restricted Shares, including, without limitation, the right to receive notice of, attend and vote at meetings of the Company’s stockholders and to receive any dividend on such Restricted Shares that the Company may declare and pay from time to time; provided, however, that such Restricted Shares will be subject to the restrictions set forth in this Agreement.

3.   RESTRICTIONS ON COMMON STOCK SUBJECT TO THIS AGREEMENT.

A.   Limitations on Transfer.

Grantee agrees not to sell, transfer, pledge, exchange, hypothecate, grant any security interest in, or otherwise dispose of, any Restricted Shares before the date on which the restrictions lapse under Section 3.B, or enter into any agreement or make any commitment to do so.  Any attempted sale, transfer, pledge, exchange, hypothecation or disposition of the Restricted Shares shall be null and void, and the Company shall not recognize or give effect to such transaction on its books and records (including the books and records of the Company’s transfer agent) or recognize the person or persons to whom such sale, transfer, pledge, exchange, hypothecation or disposition has been made as the legal or beneficial owner of the Restricted Shares.

B.   Lapse of Restrictions.

Subject to the other conditions in this Section 3, the restrictions on disposition of the Restricted Shares will lapse under the following schedule:

Grantee shall automatically vest with respect to 20% of the Restricted Shares for each of the below milestones that is achieved during the term of this Agreement, up to a maximum of five (5) milestones, with the effective date of each such vesting being the date such milestone has been achieved.

Corporate Milestone	Measureable Event	Milestone Deadline
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***] The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

C.   Accelerated Vesting.

Notwithstanding the provisions of Section 3.B hereof, all of the Restricted Shares, to the extent not already vested, shall fully vest on the first to occur of the following dates: (i) the effective date of a Change of Control (as that term is defined in the Plan), and (ii) the date on which Grantee ceases to be employed by the Company on account of his or her death or Disability (as that term is defined in the Plan); provided, however, that the restrictions on the disposition of the Restricted Shares will not lapse unless Grantee is employed by the Company or any Subsidiary (as that term is defined in the Plan) as of the date the restrictions expire.

D.   Forfeiture of Restricted Shares.

Notwithstanding the provisions of Section 3.B hereof, if Grantee is an employee of the Company on the Date of Grant, and Grantee’s employment is terminated by the Company or Grantee for any reason other than death or Disability (as that term is defined in the Plan) on or after the Date of Grant but prior to the lapse of any of the restrictions pursuant to Sections 3.B above, Grantee shall forfeit the Restricted Shares that are at that time subject to restrictions.

E.   Issuance of Certificates.

The Company shall only be required to issue stock certificates representing those Restricted Shares whose restrictions have lapsed in accordance with the provisions of this Agreement.  Within sixty (60) days following the lapse of restrictions on the Restricted Shares, the Company shall issue to Grantee a stock certificate representing such Restricted Shares.  Notwithstanding the foregoing, the Company may electronically transfer any vested Restricted Shares to the Grantee in accordance with the instructions provided by Grantee.

4.   SECURITIES ACT.

A.   Registration.

The Company has the right, but not the obligation, to cause any of the Restricted Shares issued or issuable hereunder to be registered under the appropriate rules and regulations of the Securities and Exchange Commission.

B.   Condition on Delivery of Stock.

The Company will not be required to deliver any Restricted Shares issuable hereunder if, in the opinion of counsel for the Company, the issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.  The Company may require Grantee, prior to or after the issuance of any Restricted Shares hereunder, to sign and deliver to the Company a written statement, in form and content acceptable to the Company in its sole discretion, that Grantee (i) is acquiring the shares for investment and not with a view to the sale or distribution thereof,  (ii) will not sell any of such shares or any other Common Stock of the Company that Grantee may then own or hereafter acquire except with the prior written approval of the Company, and (iii) will comply with the Securities Act of 1933, the Securities Exchange Act of 1934 and all other applicable federal and state securities laws and regulations.

5.   REPRESENTATIONS OF GRANTEE.

In connection with Grantee’s receipt of the Restricted Shares, Grantee hereby represents and warrants to the Company as follows:

A.   Further Limitations on Disposition.

Grantee understands and acknowledges that Grantee may not make any disposition, sale, or transfer (including transfer by gift or operation of law) of all or any portion of the Restricted Shares except as provided in this Agreement.  Moreover, Grantee agrees to make no disposition of all or any portion of the Restricted Shares unless and until:  (i) there is then in effect a registration statement under the Securities Act of 1933 covering such proposed disposition and such disposition is made in accordance with said Registration Statement; (ii) the resale provisions of Rule 701 or Rule 144 are available in the opinion of counsel to the Company; or (iii)(A) Grantee notifies the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) Grantee furnishes the Company with an opinion of Grantee’s counsel to the effect that such disposition will not require registration of such Restricted Shares under the Securities Act, and (C) such opinion of Grantee’s counsel shall have been concurred with by counsel for the Company and the Company shall have advised Grantee of such concurrence.

B.   Determination of Fair Market Value.

Grantee understands Fair Market Value of the Restricted Shares shall be determined in accordance with the Plan.

C.   Section 83(b) Election.

Grantee understands that Section 83 of the Internal Revenue Code of 1986 (the “Code”) taxes as ordinary income the difference between the amount paid for the Restricted Shares and the Fair Market Value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse.  In this context, “restriction” means the restrictions set forth in Section 3.

6.   NONTRANSFERABILITY OF AGREEMENT.

Grantee may not assign or transfer Grantee’s rights under this Agreement, nor may Grantee subject such rights (or any of them) to execution, attachment, garnishment or similar process.  In the event of any such occurrence, this Agreement, and all of Grantee’s rights hereunder, will automatically be terminated and will thereafter be null and void.

7.   FEDERAL AND STATE TAXES.

Grantee may incur certain liabilities for federal, state or local taxes in connection with the issuance and/or vesting of the Restricted Shares hereunder.  The Company and the Grantee agree that the Company shall pay any federal, state, local or foreign employment or income taxes due upon the vesting of the Restricted Shares (or otherwise). The amount to be paid by the Company to the applicable taxing authorities for the required income tax withholding shall be “grossed up” and calculated by taking the Fair Market Value of the Restricted Shares that have vested on each vesting date and multiplied by the required tax withholding rates at the then current applicable federal and state income tax bonus withholding rates and dividing such result by sixty percent (60%).  The amount so calculated shall be treated and reported as bonus compensation paid to Grantee in the year in which paid by the Company.

8.   ADJUSTMENT OF SHARES.

The number of Restricted Shares issued to Grantee pursuant to this Agreement will be adjusted in accordance with the Plan in the event of a change in the Company’s capital structure.  Such number of shares may also be adjusted based on any withholding of compensation by the Company as provided in the last sentence of Section 7 hereof.

9.   AMENDMENT OF THIS AGREEMENT; TERMINATION.

This Agreement may only be amended with the written approval of Grantee and the Company.  Notwithstanding the foregoing sentence, the Company may at any time, upon written notice to Grantee, (i) amend or terminate the Plan, or (ii) terminate this Agreement; provided, however, that termination of this Agreement by the Company will be with respect to future issuances of Restricted Shares only, and will have no effect on Grantee’s or the Company’s rights and obligations hereunder, including, outstanding restrictions on the sale, transfer, pledge, exchange, hypothecation or disposition of the Restricted Shares issued to Grantee hereunder before the effective date of such termination.

10.   GOVERNING LAW.

This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of California, without giving effect to choice of law rules.

11.   SEVERABILITY.

If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto will negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement will not be affected thereby.

12.   ENTIRE AGREEMENT.

This Agreement and the provisions of the Plan applicable hereto constitute the entire, final and complete agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, promises, understandings, negotiations, representations and commitments, both written and oral, between the parties hereto with respect to the subject matter hereof.  Neither party hereto will be bound by or liable for any statement, representation, promise, inducement, commitment or understanding of any kind whatsoever not expressly set forth in this Agreement or in the Plan.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Grantee has signed this Agreement as of the day and year first written above.

PEREGRINE PHARMACEUTICALS , INC.

By:	/s/ Steven W. King
Steven W. King President and Chief Executive Officer

GRANTEE:

Signature

Name: [First and Last Name]